Commercial Metrics Overview March 12, 2020 Exhibit 99.2

Commercial Metrics Overview ZILRETTA® net sales of $23.7 million in the fourth quarter of 2019 We have called on almost all of our 4,972 target accounts 3,488 accounts have purchased ZILRETTA, as of December 31, 2019; up from 3,130, as of September 30, 2019 2,642 accounts have re-ordered ZILRETTA (76% of accounts that had purchased), as of December 31, 2019; up from 2,344 accounts that had re-ordered ZILRETTA (75% of accounts that had purchased) as of September 30, 2019

ZILRETTA Net Sales Quarterly Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy

Distribution of Accounts by ZILRETTA Purchases Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy

Distribution of ZILRETTA Purchases by Accounts Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy

ZILRETTA Purchases by New and Existing Accounts Cumulative Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy